[***] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.3
First Amendment to the
Supply Agreement
between
Dow Corning Corporation
and
Enphase Energy, Inc.

This First Amendment to the Supply Agreement (the “Amendment”), effective as of August 1, 2014 is made by and between Dow Corning Corporation, with its principal offices located at 2200 W. Salzburg Road, Midland, MI 48686 ("Dow Corning") and Enphase Energy, Inc. with its principal offices located at 1420 N. McDowell Blvd., Petaluma, CA 94954 (“Buyer”) and amends that certain Supply Agreement (Dow Corning Accession Number CW248785), made as of April 22, 2014 by and between Dow Corning and Buyer (the “Agreement”).

NOW, THEREFORE, in consideration of the mutual promises contained in this First Amendment, the parties agree as follows:

1.	The full container load description has been amended. Section 6.1 will be replaced by the following:

Freight terms are INCOTERMS 2010 [***] to Flextronics Electronics Technology(Shenzhen) Co., LTD # 89 Yong Fu Road, Tong Fu Yu Industrial Park, Fu Yong Town, Bao An District, Shenzhen, 518103 P.R. China or any other location agreed to by Buyer and Dow Corning. Title and risk of loss with respect to all Products shall pass to Buyer upon delivery pursuant to [***] terms. Except as set forth in Section 6.4, Dow Corning will deliver the Product(s) in full container loads (78 drums/39 kits, double stacked) from Dow Corning’s bonded warehouse in Hong Kong. Upon notification from Dow Corning for shipment release against a purchase order placed by Buyer to Dow Corning, Buyer or its designated agent must complete Import Customs Clearance and provide confirmation thereof to Dow Corning prior to completion of the shipment to Flextronics warehouse in Shenzhen, China.

Except as specifically modified or amended hereby, the Agreement shall remain in full force and effect and, as modified or amended, is hereby ratified, confirmed and approved.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed by their duly authorized officers.

DOW CORNING CORPORATION		ENPHASE ENERGY, INC.

By:	/s/ John E. Church	By:	/s/ Paul Nahi
Name:	John E. Church	Name:	Paul Nahi
Title:	Sales Director	Title:	President & CEO
Date:	July 30, 2014	Date:	July 23, 2014